UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2005

NovaMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 - Other Events

Item 8.01 Other Events.

On March 30, 2005, Stephen J. Winjum, President, Chief Executive Officer and Chairman of the Board of NovaMed, Inc. (the “Company”), died from complications arising from a heart attack he suffered on March 28, 2005. Following Mr. Winjum’s heart attack, the Board of Directors of the Company on March 29, 2005 appointed Robert J. Kelly, a member of the Board of Directors, to serve as the Presiding Director of the Board of Directors. Mr. Kelly will serve as Presiding Director until the Company names a replacement for Mr. Winjum. In his capacity as a director of the Company, Mr. Kelly’s additional responsibilities as a Presiding Director will include, among other things, general oversight of the Company’s senior management team and generally serving in a capacity consistent with the role of a non-executive chairman.

On April 12, 2005, the Board of Directors met to discuss the compensation for Mr. Kelly for his additional responsibilities, time and service as Presiding Director. The Board of Directors approved a monthly payment of $30,000 to be paid to Mr. Kelly until the Company names a replacement for Mr. Winjum. In addition, the Board of Directors granted to Mr. Kelly options to acquire 100,000 shares of the Company’s common stock as compensation for his role as Presiding Director. As with other option grants to Board members, these options will vest monthly over a 48-month period so long as Mr. Kelly remains a Board member.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: April 18, 2005	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer